EXHIBIT 99

                                                                  CON-WAY INC.
                                                                  NEWS RELEASE
                                                                     Contacts:
                                   Investor:  Patrick Fossenier 1+650-378-5353
                                   News Media:      Gary Frantz 1+650-378-5335




               CON-WAY INC. REPORTS 2011 FIRST-QUARTER RESULTS



ANN  ARBOR,  Mich.  May  4,  2011  Con-way Inc. (NYSE:CNW) today reported net income for the first quarter of 2011 of $6.9 million, or 12 cents per diluted share. The results compare to a  first quarter 2010 net loss of $4.0 million,

or 8 cents per share.



On a non-GAAP basis, net income in  the 2011 first quarter was $13.2 million,

or 24 cents per diluted share compared  to a loss of $0.8 million, or 2 cents per share in 2010, excluding the following:



* 2011: $6.3 million of increased tax expense  from  adjustments for discrete and other tax items.



* 2010:  A  $2.8  million charge for the write-off of a customer-relationship intangible asset and $1.2 million of increased tax expense from adjustments for discrete and other tax items.



Revenue for the 2011  first quarter was $1.25 billion, a 7.2 percent increase

from last year's first  quarter.   Operating income in the 2011 first quarter

was $36.7 million compared to $14.4 million in the first quarter a year ago.



Douglas W. Stotlar, Con-way's president  and  CEO,  noted that despite severe winter weather, both Con-way Freight and Con-way Truckload achieved increased profits,  while  Menlo Worldwide Logistics posted a good  quarter  against  a record performance last year.



"Con-way Freight's  employees  are  doing  a  commendable  job  executing our strategy," said Stotlar.  "The improvement initiatives that we launched  last year  at  our  less-than-truckload  (LTL)  company are beginning to influence bottom-line results. The network is operating  with high levels of efficiency and consistency as we continue to improve the fundamentals of the business."



Menlo Worldwide Logistics delivered a solid performance  in  the  2011  first quarter.  "Facing  a  tough comparison from a record first quarter last year,

Menlo generated consistent  results, growing net revenue and operating income sequentially over the fourth  quarter of 2010," Stotlar noted. "Menlo is well positioned,  particularly  with its  growing  international  business  and  a strengthening sales pipeline in North America."



Con-way Truckload continued  to  improve,  recording  increases  in  revenue,

profits  and  operating  efficiencies  compared to last year's first quarter.

"Strong operating discipline, tighter capacity  and improved pricing led to a good quarter for Con-way Truckload," said Stotlar. "Empty miles are declining and revenue per loaded mile is rising.  Results from  the  first  quarter bid cycle  were encouraging. Con-way Truckload continues to increase productivity and asset  utilization  while  maintaining  its position as a premium service carrier."



In  the 2011 first quarter, Con-way Inc. recognized  income  tax  expense  of

$14.4  million, including the earlier-mentioned adjustments, on $21.4 million

of income  before  taxes.   In  the 2010 first quarter, income tax expense of

$1.1 million, including the earlier-mentioned  adjustments, was reported on a

$2.9 million loss before taxes.


Segment results in the 2011 first quarter for Con-way's  principal operations were as follows:


FREIGHT



For  the  2011  first  quarter,  Con-way  Freight,  the company's  less-than-

truckload operation, reported:



  *  Revenue  of  $767.7  million, a 5.9 percent increase  over  last  year's first-quarter revenue  of $725.0 million. Improved yield and higher fuel surcharge revenue contributed to revenue growth.



  *  Operating income of $20.3  million compared to an operating loss of $3.2 million in the year-ago period.  The  quarter  benefited  from effective cost  controls, lower health care expense, improved balance  in  network tonnages, strong operating efficiencies and improved yield.



  *  Revenue  per  hundredweight,  or  yield,  increased 9.7 percent from the previous-year first quarter.  Excluding the  fuel  surcharge, yield rose

     5.6 percent.



  *  Tonnage per day declined 4.7 percent compared to the previous-year first quarter,  reflecting efforts over the past year to moderate  tonnage  to improve network efficiency.



  *  Operating ratio  was 97.4 in the 2011 first quarter compared to 100.4 in the previous-year period.


LOGISTICS

For the first quarter of  2011,  Menlo  Worldwide  Logistics,  the  company's global logistics and supply chain management operations, reported:



  *  Revenue  of  $370.0  million,  an increase of 4.2 percent from the prior year first-quarter revenue of $355.2  million,  due to increased revenue from  transportation-management  services,  partially  offset  by  lower revenue from warehouse-management services.



  *  Net revenue of $142.3 million, a 1.3 percent decline from $144.2 million in  the  previous  year  first quarter, which benefited  primarily  from higher performance-based revenue compared to the current quarter.



  *  Operating income of $8.6 million,  a  32.7  percent  decline  from  last year's  first-quarter operating income of $12.9 million, which benefited from higher  performance-based  revenue.  Lower  operating income in the

     2011 period also was affected by lower margins on  both  warehouse-  and

     transportation-management  services.   First  quarter  2010 included the

     previously mentioned $2.8 million impairment charge.



TRUCKLOAD

For  the  first  quarter  of  2011,  Con-way  Truckload, the company's  full-

truckload transportation operation, reported:



  *  Revenue of $145.2 million compared to prior-year  first-quarter  revenue of  $140.6  million,  reflecting  the  positive  effect  of  higher fuel

     surcharges   and  improved  revenue  per  loaded  mile  (excluding  fuel surcharges).



  *  Operating income  of  $7.1  million  compared  to  $3.0  million  in the

     previous-year  period.    The increase in first-quarter operating income

     resulted largely from improved pricing and operating costs that declined as a percentage of revenue.



  *  Revenue  per  loaded  mile (excluding  fuel  surcharges)  increased  3.8 percent from the previous-year first quarter.



  *  Empty miles were 9.6 percent  of total miles compared to 10.1 percent in the previous-year first quarter.



  *  Operating ratio exclusive of fuel  surcharges was 93.8, compared to 97.5 in the first quarter of 2010.



CON-WAY OTHER



Con-way Other includes the company's Road Systems, Inc. trailer manufacturing unit as well as other corporate activities.  These activities produced first-

quarter operating income of $0.6 million and $1.7  million  in 2011 and 2010,

respectively.


INVESTOR CONFERENCE CALL

Con-way  will  host a conference call for the investment community  tomorrow,

Thursday, May 5,  beginning  at  8:30  a.m.  Eastern Daylight Time (5:30 a.m.

Pacific).



The call can be accessed by dialing (866) 264-3634  or  (706)  643-3632  (for international  callers)  and is expected to last approximately one hour.  The call will also be available  through  a  live  internet  webcast  at www.con-

way.com, in the investor relations section.



An  audio  replay will be available for two weeks following the call  dialing

(800) 642-1687 or (706) 645-9291 (for international callers) and using access code 57077418.  An Internet replay of the presentation will also be available at the Con-way website.


About Con-way -- Con-way Inc. (NYSE:CNW) is a $5.0 billion freight transportation and logistics services company headquartered in Ann Arbor, Mich. A diversified transportation company, Con-way delivers industry-leading services through three primary operating companies: Con-way Freight, Con-way Truckload and Menlo Worldwide Logistics. These operating units provide high-performance, day-definite less-than-truckload and full truckload freight transportation, as well as logistics, warehousing, multimodal and supply chain management services, and trailer manufacturing. Con-way Inc. and its subsidiaries operate from more than 500 locations across North America and in 20 countries. For more information about Con-way, visit us on the Web at www.con-way.com.


FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including: any projections of earnings, revenues, weight, yield, volumes, income or other financial or operating items, all statements of the plans, strategies, expectations or objectives of Con-way's management for future operations or other future items, any statements concerning proposed new products or services, any statements regarding Con-way's estimated future contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the outcome of any legal and other claims and proceedings that may be brought against Con-way, any statements regarding future economic conditions or performance, any statements regarding strategic acquisitions, any statements of estimates or belief, and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, increasing competition and pricing pressure, the creditworthiness of Con-way's customers and their ability to pay for services rendered, changes in fuel prices or fuel surcharges, the possibility that Con-way may, from time to time, be required to record impairment charges for goodwill, intangible assets and other long-lived assets, the possibility of defaults under Con-way's $325 million credit agreement and other debt instruments (including without limitation defaults resulting from unusual charges), uncertainty in the credit markets, including the effect on Con-way's ability to refinance indebtedness as and when it becomes due, labor matters, enforcement of and changes in governmental regulations or legislation which potentially could result in an adverse impact on the company, environmental and tax matters, and matters relating to Con-way's defined benefit pension plans, including the effect on the plans of changes in discount rates and in the value of plan assets. The factors included herein and in Item 7 of Con-way's 2010 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.




             ****************************************************



                                Con-way Inc.
               Consolidated Statements of Operating Results
              (Dollars in thousands except per share amounts)

                                Three Months Ended
                                     March 31
                               --------------------
                                  2011         2010
                                --------    --------
REVENUE

   Freight                     $  767,741     725,003
   Logistics [a]                  369,975     355,183
   Truckload                      145,215     140,616
   Other                           11,997      11,839
   Inter-segment Revenue
      Eliminations                (49,301)    (70,730)
                               -----------  ----------
                               $1,245,627   1,161,911
                               ___________  __________


OPERATING INCOME (LOSS)

    Freight                    $   20,344      (3,153)
    Logistics [b]                   8,646      12,856
    Truckload                       7,083       2,975
    Other                             623       1,722
                                ---------    ---------
                                   36,696      14,400


    Other Expense, net             15,335      17,314
                                ---------     --------

Income (Loss) before Income
        Tax Provision              21,361      (2,914)
  Income Tax Provision             14,439       1,123

                                ----------    --------

Net Income (Loss)                  6,922       (4,037)
 Applicable to Common Shareholders
                                ----------   ---------


Weighted-Average Common Shares Outstanding

        Basic                   55,039,751   49,335,702
        Diluted                 55,725,230   49,335,702


Income (Loss) Per Common Share

  Basic
                                  $ 0.13     $ (0.08)

                                __________   __________
  Diluted
                                 $  0.12     $ (0.08)



                    ****************************************************



[a] Logistics' net revenue

   Revenue                    $  369,975     355,183
   Purchased transportation
     expense                    (227,654)   (210,934)
                               ----------   ---------
   Net revenue                $  142,321     144,249
                               __________   _________


[b] Includes a $2.8 million prior-year first-quarter charge for the write-off of a customer-relationship intangible asset.



                   ***************************************



                                  Con-way Inc.
         Reconciliation of GAAP Financial Measure to Non-GAAP Financial Matters
                  (Dollars in thousands except per share amounts)

                                                    Three Months Ended
                                                      March 31
                                                  --------------------
                                                    2011         2010
                                                  --------    --------

Net Income (Loss) Applicable                    $    6,922      (4,037)
  to Common Shareholders

 Before-Tax Reconciling Items
   Impairment of goodwill and
     other intangible assets                             -      (2,767)

                                                 -----------  ----------
                                                $        -      (2,767)
                                                 ___________  __________


 Tax-Related Reconciling Items

    Tax effect of items above                   $        -         692
    Change in annual effective tax rate                150           -
    Discrete tax adjustments                        (6,471)     (1,185)
                                                    ---------  ---------
                                                    (6,321)       (493)
                                                   _________    _________


Adjusted Non-GAAP Financial Measures:
 Net Income (Loss) Available to                    ---------    --------
     Common Shareholders                        $   13,243        (777)

                                                   _________    ________
 Net Income (Loss) Per Diluted
     Common Share                               $    0.24        (0.08)
                                                   _________     ________
                                                   _________     ________
 Diluted Common
     Shares Outstanding                           55,725,230   49,335,702

Information About Non-GAAP Finacial Measures:

     Con-way provides adjusted net income and earnings per share as additional information to investors. These measures are not in accordance with generally accepted accounting principles in the United States ("GAAP"). Con-way's non-GAAP financial measures are intended to supplement, but not substitute for, the most directly comparable GAAP measures. Con-way believes that the non-GAAP financial measures provide meaningful information to assist investors and analysts in understanding Con-way's financial results because they exclude items that may not be indicative or are unrelated to Con-way's core operating results. However, because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures across companies. Investors are strongly encouraged to review Con-way's financial statements and publicly filed reports in their entirety and not rely on any single financial measure.




                   ***************************************

                                 Con-way Inc.
                     Consolidated Condensed Balance Sheets
                            (Dollars in thousands)


                           March 31,                  December 31,
                              2011                        2010
ASSETS

Current assets        $    1,215,592              $      1,120,077
Property, plant
 and equipment, net        1,408,006                     1,404,585
Other assets                 418,031                       419,070
                       -------------              ----------------
      Total Assets    $    3,041,629              $      2,943,732
                       _____________              ________________



LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities   $      725,904              $        651,890
Long-term debt
 and capital leases          789,120                       793,950
Other long-term
 liabilities and
 deferred credits            690,219                       678,360
Shareholders'
  equity                     836,386                       819,532
                       -------------              ----------------
 Total Liabilities and
 Shareholders' Equity  $   3,041,629              $      2,943,732
                       _____________              ________________